                                                                       Exhibit 1

                       AMENDMENT NO. 1 TO VOTING AGREEMENT

         This Amendment No. 1 to Voting Agreement (this "AMENDMENT") is dated as of April 1, 2004, among each of the persons listed under the heading "Stockholders" on the signature page hereto (collectively, the "STOCKHOLDERS" and each, individually, a "STOCKHOLDER"), and Snyder Associated Companies, Inc., a Pennsylvania corporation. This Amendment amends that certain Voting Agreement, dated as of November 16, 2003, among the Stockholders and the Purchaser (the "VOTING AGREEMENT").

                                  WITNESSETH:

         WHEREAS, the parties have agreed to make certain amendments to the Voting Agreement upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intent to be legally bound, the parties agree as follows:

                         AMENDMENTS TO VOTING AGREEMENT

         1. Section 5(d) of the Voting Agreement is hereby amended as follows:

         The reference to "April 15, 2004" is deleted and replaced with "June 15, 2004".

         2. Ratification of Terms. Except as expressly amended by this Amendment, the Voting Agreement and each and every representation, warranty, covenant, term and condition contained therein remains in full force and effect.

         3. Counterparts. This Amendment may be executed in different counterparts, each of which when executed shall be regarded as an original, and all such counterparts shall constitute one and the same agreement.

         4. Capitalized Terms. Except for proper nouns and as otherwise defined herein, capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Voting Agreement.

         5. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         6. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

PURCHASER:
----------

SNYDER ASSOCIATED COMPANIES, INC.

By: /s/ E.A. Snyder
    ---------------------------------
    E.A. Snyder, President

STOCKHOLDERS:
------------

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
By:  Wynnefield Capital Management, LLC, its General Partner

         By: /s/ Nelson Obus
             -------------------------------------
             Nelson Obus,
             Co-Managing Member

WYNNEFIELD PARTNERS SMALL CAP VALUE L.P.I
By:  Wynnefield Capital Management, LLC, its General Partner

         By: /s/ Nelson Obus
             -------------------------------------
             Nelson Obus,
             Co-Managing Member

WYNNEFIELD PARTNERS SMALL CAP VALUE OFFSHORE FUND, LTD.
By:  Wynnefield Capital, Inc.

         By: /s/ Nelson Obus
             -------------------------------------
             Nelson Obus,
             President


/s/ Nelson Obus
-------------------------------------
Nelson Obus